UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2012

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2012, LaSalle Hotel Properties (the “Company”), through the Company’s operating partnership, LaSalle Hotel Operating Partnership, L.P., entered into a Senior Unsecured Term Loan Agreement (the “Term Loan Agreement”) with Citibank, N.A., as Administrative Agent, BBVA Compass and U.S. Bank national association, as Co-Syndication Agents, and the other lenders named therein. The Term Loan Agreement provides for a term loan of $300.0 million (the “Term Loan”). Unless otherwise terminated pursuant to the terms of the Term Loan Agreement, the Term Loan will mature on August 2, 2016, subject to a one-year extension option which the Company may exercise at its option, pursuant to certain terms and conditions, including the payment of an extension fee.

The Term Loan was swapped to a fixed interest rate for the full term. Borrowings under the Term Loan will bear interest at a rate of 2.68 percent when the Company’s leverage ratio (as defined in the Term Loan Agreement) is between 4.0 and 4.75 times.

The Company’s ability to borrow under the Term Loan is subject to its ongoing compliance with a number of customary financial covenants, including:

•	a maximum leverage ratio of not greater than 6.00:1.00;

•	a minimum fixed charge coverage ratio of not less than 1.50:1.00;

•	a maximum ratio of unsecured debt to total unencumbered asset value of not greater than 60%;

•	a maximum secured leverage ratio of not greater than 45%; and

•

a minimum tangible net worth of not less than the sum of (a) $1,333,261,000 plus (b) 75% of the aggregate net proceeds received by the Company or any of its subsidiaries after September 30, 2011 in connection with certain equity issuances.

Pursuant to the terms of the Term Loan, if a default or event of default occurs and is continuing, the Company may be precluded from paying certain distributions (other than those required to allow it to qualify and maintain its status as a real estate investment trust). The Company and certain of its subsidiaries guarantee the obligations under the Term Loan.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The Company announced that it entered into a new $300.0 million term loan. A copy of such press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Senior Unsecured Term Loan Agreement, dated August 2, 2012, among LaSalle Hotel Operating Partnership, L.P., LaSalle Hotel Properties, and Citibank, N.A., as Administrative Agent, BBVA Compass and U.S. Bank national association, as Co-Syndication Agents, and the other lenders named therein.

99.1	Press release, dated August 3, 2012

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: August 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Unsecured Term Loan Agreement, dated August 2, 2012, among LaSalle Hotel Operating Partnership, L.P., LaSalle Hotel Properties, and Citibank, N.A., as Administrative Agent, BBVA Compass and U.S. Bank national association, as Co-Syndication Agents, and the other lenders named therein.

99.1	Press release, dated August 3, 2012